SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2004

EASTON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-23960	52-1745344
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Idlewild Avenue Easton, Maryland	21601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 819-0300

Item 5. Other Events and Regulation FD Disclosures

On June 17, 2004, Easton Bancorp, Inc. (“Easton”) issued a press release announcing the approval and adoption of the Amended and Restated Agreement and Plan of Merger dated December 5, 2003, by its stockholders. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished are filed as Exhibit 99.1 to this to this Current Report on Form 8-K:

99.1 – Press Release dated June 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON BANCORP, INC.

Dated: June 17, 2004	By:	/s/ R. Michael S. Menzies
R. Michael S. Menzies
President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 17, 2004.